CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Anteon International Corporation (the "Company") on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph M. Kampf, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:  March 10, 2004                   By: /s/: Joseph M. Kampf
       ----------------                    -------------------------------------
                                           Joseph M. Kampf
                                           President and Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to Anteon International Corporation and will be retained by Anteon International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.